CERTIFICATE OF LIMITED PARTNERSHIP LLP OF LINPRO HARMANS LAND LIMITED PARTNERSHIP

This certificate of Limited Partnership ("Certificate") is made as of the 1st day of June, 1988.

1.     Name     The name of the partnership is Linpro Harmans Land Limited Partnership.

2.       Registered Office and Registered Agent.       The name of the Registered Agent and its address and the address of the Registered Office of the Partnership for service of process is:

                          The Linpro Company

                          Three Christina Centre

                          201 North Walnut Street

                          Suite 1001

                          Wilmington, DE 19801

3.       Names and Addresses of General Partners. The names and the business, residence or mailing address of each general partner of the partnership are as follows:

Name                                                      Business, Residence or Mailing Address

John A. Berry                                          The Linpro Company
                                                                 1861 Wichle, Suite 250
                                                                 Reston, VA 22090

Name                                                      Business, Residence or Mailing Address

Jay G. Cranmer                                        The Linpro Company
                                                                 One Penn Square West, Suite 2500
                                                                 Philadelphia, PA 19102

Name                                                    Business, Residence or Mailing Address

Eric Eichler                                             The Linpro Company
                                                                 200 Berwyn Park, Suite 300
                                                                 Berwyn, PA 19312

Name                                                      Business, Residence or Mailing Address

Patrick Armstrong                                   The Linpro Company
                                                                 200 Berwyn Park, Suite 300
                                                                 Berwyn, PA 19312

Name                                                      Business, Residence or Mailing Address

John Chirtea                                            The Linpro Company
                                                                 20251 Century Boulevard
                                                                 Third Floor
                                                                 Germantown, MD 20874

CERTIFICATE OF LIMITED PARTNERSHIP
This certificate has been executed as of the day and year first above written by all of the general partners of the Partnership.
GENERAL PARTNERS /s/ John A. Berry John A. Berry /s/ Jay G. Cranmer Jay G. Cranmer /s/ Eric Eichler Eric Eichler /s/ Peter P. DiLullo Peter P. DiLullo /s/ John Chirtea John Chirtea